Exhibit 99

FORM 4 JOINT FILER INFORMATION

Name of “Reporting Persons”:	InterWest Partners IX, L.P. (“IW9”)
InterWest Management Partners IX, LLC (“IMP9”)

Bruce A. Cleveland
Philip T. Gianos
W. Stephen Holmes
Nina Kjellson
Arnold L. Oronsky
Khaled Nasr
Douglas A. Pepper

Address:	2710 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Designated Filer:	InterWest Partners IX, L.P.

Issuer and Ticker Symbol:	Glaukos Corporation (“GKOS”)

Date of Event:	June 30, 2015

Each of the following is a Joint Filer with InterWest Partners IX L.P. (“IW9”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

InterWest Management Partners IX, LLC (“IMP9”) is the general partner of IW9 and has sole voting and investment control over the shares owned by IW9. Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, and Arnold L. Oronsky are Managing Directors of IMP9 and, Bruce A. Cleveland, Nina Kjellson, Douglas A. Pepper and Khaled A. Nasr are Venture Members of IMP9. Gilbert H. Kliman, a Managing Director of IMP9 is also a Director of the Issuer, and has filed a separate Form 4 in his own name.

All Reporting Persons disclaim beneficial ownership of shares of Glaukos Corporation stock held by IW9, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated InterWest Partners IX, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting Person has appointed InterWest Management Partners IX, LLC as its attorney in fact for the purpose of making reports relating to transaction in Glaukos Corporation Common Stock.

INTERWEST MANAGEMENT PARTNERS IX, L.L.C.		INTERWEST PARTNERS IX, LP

		By:	InterWest Management Partners IX, LLC
By:	/s/ Katie A. Passalacqua		Its General Partner
Katie A. Passalacqua, Power of Attorney

		By:	/s/ Katie A. Passalacqua
Katie A. Passalacqua, Power of Attorney

Bruce A. Cleveland, an individual		Arnold L. Oronsky, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Katie A. Passalacqua	By:	/s/ Katie A. Passalacqua
	Katie A. Passalacqua, Power of Attorney		Katie A. Passalacqua, Power of Attorney

Philip T. Gianos, an individual		Khaled A. Nasr, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Katie A. Passalacqua	By:	/s/ Katie A. Passalacqua
	Katie A. Passalacqua, Power of Attorney		Katie A. Passalacqua, Power of Attorney

W. Stephen Holmes, an individual		Douglas A. Pepper, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Katie A. Passalacqua	By:	/s/ Katie A. Passalacqua
	Katie A. Passalacqua, Power of Attorney		Katie A. Passalacqua, Power of Attorney

Nina Kjellson, an individual
By:	InterWest Management Partners IX, LLC,
as Attorney-in-Fact

By:	/s/ Katie A. Passalacqua
Katie A. Passalacqua, Power of Attorney